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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                          TENET HEALTHCARE CORPORATION
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                (Name of Registrant as Specified in Its Charter)

                      TENET SHAREHOLDER COMMITTEE, L.L.C.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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             RELEASED TO SECURITY HOLDERS AS OF SEPTEMBER 29, 2000

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                    THE TENET SHAREHOLDER COMMITTEE, L.L.C.

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September 29, 2000


Dear Institutional Investor:

You may have recently received a letter from The American Federation of State, County and Municipal Employees (AFSCME) containing numerous false and misleading statements concerning the Tenet Shareholder Committee's efforts to bring accountability to Tenet Healthcare at the upcoming Annual Meeting.

The errors and misstatements in the letter are so blatant and so in line with management's desperate efforts to discuss anything but the real issues raised in this campaign, that I am ignoring the advice of my advisors and writing to you a point-by-point refutation of the charges. My advisors are concerned that this approach will lend credence and stature to falsities, red herrings and character assassinations. I, however, believe that the truth will prevail.

Let us lay the errors, falsehoods and half-truths fed to AFSCME by Tenet management to rest.

       - NO HEALTH CARE FACILITY OPERATED BY ME OR ANY ENTITY CONTROLLED BY ME COMPETES WITH ANY TENET HEALTH CARE FACILITY.

It's that simple. An outpatient facility operated by a third party is located in a building near Tenet's North Ridge Hospital. For the past year, I have had NO OWNERSHIP INTEREST IN THE ENTITY OPERATING THE OUTPATIENT FACILITY. Through various entities, I have had longstanding ownership interests in the BUILDING AND THE LAND. However, because I suspected that Tenet would sink to character assassination, I PLACED MY INTERESTS IN THE BUILDING AND LAND IN AN IRREVOCABLE TRUST WITH AN INDEPENDENT TRUSTEE AND SO NOTIFIED TENET BEFORE BEGINNING THIS PROXY FIGHT.

This allegation is particularly strange considering that The Cleveland Clinic, of which Dr. Floyd Loop, a Tenet Director, is Chairman/CEO, operates an large outpatient facility just down the road from Northridge Hospital and a nearby hospital facility, which compete with Tenet.

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       -      THE LITIGATION TO WHICH AFSCME REFERS INVOLVES AN OLD
              CROSS-PARKING AGREEMENT THAT TENET SEEKS TO BREACH.

The facts are simple. When I, along with my co-owners, sold North Ridge Hospital to Tenet's predecessor in 1985, we offered to sell the connected facility along with the hospital, but Tenet's predecessor chose not to buy that facility. That decision necessitated a cross-parking agreement. Tenet's recent actions in pursuing the construction of additional facilities, within the limited space, necessitated enforcement of the cross-parking agreement. All that was asked was that Tenet honor the agreement made by its predecessor when it bought the Northridge Hospital. I HAVE ALSO PLEDGED THAT WHILE ON THE BOARD OF DIRECTORS I WILL RECUSE MYSELF FROM ANY MATTER IN WHICH I HAVE ANY INTEREST.

       - LE@P TECHNOLOGY, INC. AND INFORMATION DIAGNOSTICS, INC. (THE CORRECT NAME FOR DR. RED DUKE, INC.) DO NOT COMPETE WITH ANY TENET INTERNET INVESTMENT THAT HAS BEEN PUBLICLY DISCLOSED

It's that simple. We only know what Tenet has publicly disclosed about its internet ventures -- like the sorry Broadlane affair. If Tenet has given AFSCME information about undisclosed internet investments, Tenet should promptly disclose it to all stockholders.

You should also know that the AFSCME letter continually refers to a company called Dr. Red Duke, Inc. If AFSCME had read our proxy statement before it sent you their letter, they would have seen that the company is now called Information Diagnostics, Inc.

It also curious that AFSCME alleges that a "major Lea@p investment will launch a business to business healthcare web site in fourteen days that will directly compete with Tenet's interests." No one at Le@p or any of its investments, major or minor, has any idea what AFSCME is talking about.

       - CONTRARY TO AFSCME'S STATEMENTS ABOUT ORNDA AND AMERIFIRST, I HAVE CREATED VALUE FOR SHAREHOLDERS AND WORKED TO PROTECT THEIR INTERESTS.

During my tenure as a director, ORNDA'S STOCK PRICE ROSE MORE THAN 400 PERCENT IN LESS THAN FOUR YEARS. AMI STOCK ALSO INCREASED OVER 50 PERCENT during the less than one-year period that I was on its Board. Both companies are now significant parts of Tenet.

The Board of AmeriFirst Bank asked me, a passive shareholder, to go on the Board because the S&L was failing. Under my guidance, the bank promptly initiated an investigation and brought suit against the former management for breach of their fiduciary duties. Although AmeriFirst was too far gone to be saved, my efforts were


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applauded in the community and the Resolution Trust Company pursued the litigation that the bank initiated to a substantial recovery.

       - AFSCME FORGOT TO INFORM YOU THAT THE OTHER SHAREHOLDERS IN THE AMI LITIGATION WERE SEPARATELY REPRESENTED AND SETTLED SEPARATELY.

The facts are simple. I sued AMI because it refused to consider my topping bid for the company that would have benefited all shareholders. The other shareholders represented by class action counsel also sued and benefited extensively from the discovery conducted by my counsel. THEY CHOSE TO SETTLE BEFORE TRIAL while I settled my claim only while the jury was deliberating.

       - OUR NOMINEES COMMITTED AND INFORMED TENET THAT "UNDER NO CIRCUMSTANCES ARE WE INTERESTED IN, NOR WILL WE ACCEPT, ANY COMPENSATION NOT OFFERED EQUALLY TO ALL OTHER SHAREHOLDERS."

Once again, it's that simple and it's in our proxy materials. And once again, perhaps AFSCME should have read our proxy materials before they issued their curious letter.

Do not be distracted by AFSCME's repetition of Tenet's campaign of red herrings, misinformation and character assassination.

Tenet shareholders need a Board that is accountable and committed to sustainable value for all shareholders. While AFSCME is absolutely wrong about me, AFSCME was right that Tenet has serious problems:

       - Tenet has "poor corporate governance practices and excessive executive compensation."

       - "There is no question Tenet's operations must be reformed in a number of ways."

WE STAND FOR ACCOUNTABILITY, SUSTAINABLE GROWTH AND QUALITY HEALTH CARE. Please vote for the Committee's slate by returning a striped GOLD proxy card with your vote in favor of the Committee's slate.

Very truly yours,





M. Lee Pearce, M.D.
Chairman
The Tenet Shareholder Committee